EXHIBIT 99

EMC INSURANCE GROUP INC. REPORTS

2008 FIRST QUARTER RESULTS

  First Quarter 2008

  Net Operating Income Per Share -- $0.73

  Net Income Per Share -- $0.60

  Catastrophe and Storm Losses Per Share – $0.27

  GAAP Combined Ratio – 96.9%

  Annual Operating Income Guidance Per Share – $2.10 to $2.35

DES MOINES, Iowa (April 24, 2008) - EMC Insurance Group Inc. (Nasdaq/NGS:EMCI) today reported solid first quarter operating results despite a significant increase in storm losses. Operating income for the first quarter of 2008 totaled $0.73 per share compared to $1.01 per share for the first quarter of 20071. Net income, including realized investment gains/losses, totaled $8,219,000 ($0.60 per share) for the first quarter of 2008 compared to $14,701,000 ($1.07 per share) for the first quarter of 2007. Net income for the first quarter of 2008 includes $2.9 million of “other-than-temporary” investment impairment losses recorded on 13 securities in the Company’s equity portfolio. These impairment losses were recognized because the Company’s equity manager indicated that these securities, which were in an unrealized loss position, would likely be sold before they recovered to their cost basis. As a result, the intent to hold these securities to recovery did not exist.

“The Company’s underlying book of business continued to perform very well during the first quarter of 2008; however, catastrophe and storm losses more than doubled to $5,730,000 ($0.27 per share after tax) in the first quarter of 2008 from $2,471,000 ($0.12 per share after tax) in the first quarter of 2007,” stated President and CEO Bruce G. Kelley. “More than half of the first quarter storm losses were attributed to a severe storm system that hit Arkansas, Mississippi and Kentucky in early February. To put the magnitude of the first quarter storm losses into perspective, the 2008 amount was more than double the amount experienced in any first quarter since 1996, when the Company began reporting catastrophe and storm losses on a quarterly basis.”

Premiums earned increased 0.5 percent to $94,978,000 for the three months ended March 31, 2008 from $94,506,000 for the same period in 2007. The property and casualty insurance segment reported a slight decrease (0.1 percent) due to a decline in premium rates while the reinsurance segment reported a 3.4 percent increase due to the addition of several new contracts.

“The premium rate environment for property and casualty insurance continues to be competitive,” stated President and CEO Bruce G. Kelley. “Our expectation for the remainder of 2008 is that premium rates will continue to decline moderately, with a total decline of approximately 5.5 percent, which is similar to the decline experienced in 2007. Our business philosophy is based on a commitment to rate adequacy and underwriting discipline. This philosophy will likely impose limits on our top line growth potential during 2008, but should help maintain, or even improve, the overall quality and profitability of our book of business.”

Investment income was relatively flat at $11,940,000 for the three months ended March 31, 2008 compared to $11,988,000 for the same period in 2007. The Company experienced a high level of call activity on its U.S. Government Agency securities during the first quarter as a result of the declining interest rate environment. The proceeds from these called securities were invested in short-term securities until attractive long-term opportunities could be identified. As of March 31, 2008, approximately 55 percent of the $211 million in proceeds received from called securities had been reinvested in long-term securities.

The Company experienced $15,889,000 ($0.75 per share after tax) of favorable development on prior years’ reserves in the first quarter of 2008, compared to $18,090,000 ($0.86 per share after tax) in the first quarter of 2007. It is important to note that, on an aggregate basis, much of this favorable development is attributed to the final settlement of closed claims.

The Company’s GAAP combined ratio was 96.9 percent in the first quarter of 2008 compared to 91.2 percent in the first quarter of 2007.

At March 31, 2008, consolidated assets totaled $1.2 billion, including $1.0 billion in the investment portfolio; stockholders’ equity was $358.2 million; and the net book value of the Company’s stock was $26.07 per share, a decrease of 0.3 percent from $26.15 per share at December 31, 2007.

On March 10, 2008, the Company’s Board of Directors authorized a $15 million stock repurchase program. This program became effective immediately and does not have an expiration date. The timing and terms of the purchases will be determined by management based on market conditions and will be conducted in accordance with the applicable rules of the SEC. Common stock purchased under this program will be retired by the Company. As of April 18, 2008, 121,899 shares of common stock had been repurchased at a cost of approximately $3.4 million. Employers Mutual has about $4.5 million remaining in its $15 million stock purchase program. This program will remain dormant while the Company’s repurchase program is active.

The Company will host an earnings call in conjunction with today’s release. The teleconference will begin at 11:00 a.m. eastern daylight time, April 24, 2008, to allow securities analysts, shareholders and other interested parties the opportunity to hear management discuss the Company’s quarterly results, as well as its expectations for the remainder of 2008. Dial-in information for the call is toll-free 1-877-407-8031 (International: 201-689-8031). The event will be archived and available for digital replay through May 13, 2008. The replay access information is toll-free 1-877-660-6853 (International: 201-612-7415); passcodes (both required for playback) are account no. 286; conference ID no. 282095. A webcast of the teleconference will be presented by PrecisionIR and can be accessed at http://www.InvestorCalendar.com or from the Company’s investor relations page at www.emcinsurance.com. The archived webcast will be available for one year. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide based on premium volume. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in our industry, interest rates or the performance of financial markets and the general economy; rating agency actions and other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 14, 2008. When management uses the words “believe”, “expect”, “anticipate”, “estimate”, “project”, or similar expressions, it intends to identify forward-looking statements. Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, we have provided a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income in the Consolidated Statements of Income schedule contained in this release. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Property and
	Casualty		Parent
Quarter Ended March 31, 2008	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 79,090,410	$ 15,887,375	$ -	$ 94,977,785
Investment income, net	8,989,816	2,912,666	37,751	11,940,233
Other income	147,327	-	-	147,327
	88,227,553	18,800,041	37,751	107,065,345
Losses and expenses:
Losses and settlement expenses	47,634,842	12,371,866	-	60,006,708
Dividends to policyholders	424,168	-	-	424,168
Amortization of deferred policy acquisition costs	18,909,940	3,601,157	-	22,511,097
Other underwriting expenses	8,320,010	799,455	-	9,119,465
Interest expense	214,375	-	-	214,375
Other expenses	144,506	371,973	301,518	817,997
	75,647,841	17,144,451	301,518	93,093,810
Operating income (loss) before income taxes	12,579,712	1,655,590	(263,767)	13,971,535
Realized investment losses	(2,058,927)	(853,050)	-	(2,911,977)
Income (loss) before income taxes	10,520,785	802,540	(263,767)	11,059,558
Income tax expense (benefit):
Current	2,382,079	418,004	(92,318)	2,707,765
Deferred	627,893	(495,086)	-	132,807
	3,009,972	(77,082)	(92,318)	2,840,572
Net income (loss)	$ 7,510,813	$ 879,622	$ (171,449)	$ 8,218,986
Average shares outstanding				13,778,491
Per Share Data:
Net income (loss) per share - basic and diluted	$ 0.55	$ 0.06	$ (0.01)	$ 0.60
Decrease in provision for insured
events of prior years (after tax)	$ 0.65	$ 0.10	$ -	$ 0.75
Catastrophe and storm losses (after tax)	$ (0.27)	$ -	$ -	$ (0.27)
Dividends per share				$ 0.18
Book value per share				$ 26.07
Effective tax rate				25.7%
Annualized net income as a percent of beg. SH equity				9.1%
Other Information of Interest:
Net Written Premiums	$ 74,379,183	$ 16,712,637	$ -	$ 91,091,820
Decrease in provision for
insured events of prior years	$ (13,725,673)	$ (2,162,831)	$ -	$ (15,888,504)
Catastrophe and storm losses	$ 5,648,494	$ 81,754	$ -	$ 5,730,248
GAAP Combined Ratio:
Loss ratio	60.2%	77.9%	-	63.2%
Expense ratio	35.0%	27.7%	-	33.7%
	95.2%	105.6%	-	96.9%

	Property and
	Casualty		Parent
Quarter Ended March 31, 2007	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 79,204,320	$ 15,302,065	$ -	$ 94,506,385
Investment income, net	8,894,536	3,021,369	72,062	11,987,967
Other income	119,877	-	-	119,877
	88,218,733	18,323,434	72,062	106,614,229
Losses and expenses:
Losses and settlement expenses	41,997,443	11,478,517	-	53,475,960
Dividends to policyholders	942,109	-	-	942,109
Amortization of deferred policy acquisition costs	18,980,173	2,797,968	-	21,778,141
Other underwriting expenses	9,082,352	883,541	-	9,965,893
Interest expense	193,125	84,975	-	278,100
Other expenses	296,897	4,792	281,671	583,360
	71,492,099	15,249,793	281,671	87,023,563
Operating income (loss) before income taxes	16,726,634	3,073,641	(209,609)	19,590,666
Realized investment gains	1,141,993	154,447	-	1,296,440
Income (loss) before income taxes	17,868,627	3,228,088	(209,609)	20,887,106
Income tax expense (benefit):
Current	5,786,769	1,105,994	(73,363)	6,819,400
Deferred	(302,393)	(331,302)	-	(633,695)
	5,484,376	774,692	(73,363)	6,185,705
Net income (loss)	$ 12,384,251	$ 2,453,396	$ (136,246)	$ 14,701,401
Average shares outstanding				13,752,347
Per Share Data:
Net income (loss) per share - basic and diluted	$ 0.90	$ 0.18	$ (0.01)	$ 1.07
Decrease in provision for
insured events of prior years (after tax)	$ 0.75	$ 0.11	$ -	$ 0.86
Catastrophe and storm losses (after tax)	$ (0.12)	$ -	$ -	$ (0.12)
Dividends per share				$ 0.17
Book value per share				$ 23.54
Effective tax rate				29.6%
Annualized net income as a percent of beg. SH equity				19.1%
Other Information of Interest:
Net Written Premiums	$ 75,153,480	$ 14,806,729	$ -	$ 89,960,209
Decrease in provision for
insured events of prior years	$ (15,784,998)	$ (2,305,395)	$ -	$ (18,090,393)
Catastrophe and storm losses	$ 2,434,642	$ 36,472	$ -	$ 2,471,114
GAAP Combined Ratio:
Loss ratio	53.0%	75.0%	-	56.6%
Expense ratio	36.6%	24.1%	-	34.6%
	89.6%	99.1%	-	91.2%

CONSOLIDATED BALANCE SHEETS – UNAUDITED

	March 31,	December 31,
	2008	2007
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost
(fair value $684,853 and $688,728)	$ 625,538	$ 636,969
Securities available-for-sale, at fair value
(amortized cost $756,807,879 and $766,462,351)	774,893,768	785,253,286
Fixed maturity securities on loan:
Securities available-for-sale, at fair value
(amortized cost $12,999,997 and $58,865,232)	13,037,762	58,994,666
Equity securities available-for-sale, at fair value
(cost $94,193,879 and $97,847,545)	126,607,735	139,427,726
Other long-term investments, at cost	93,234	101,988
Short-term investments, at cost	133,973,913	53,295,310
Total investments	1,049,231,950	1,037,709,945

Balances resulting from related party transactions with
Employers Mutual:
Reinsurance receivables	31,962,267	33,272,405
Prepaid reinsurance premiums	4,310,535	4,465,836
Deferred policy acquisition costs	34,133,493	34,687,804
Defined benefit retirement plan, prepaid asset	11,031,923	11,451,758
Other assets	6,218,229	2,488,309

Cash	34,293	262,963
Accrued investment income	11,170,304	11,288,005
Accounts receivable (net of allowance for uncollectible
accounts of $0 and $0)	82,875	81,141
Income taxes recoverable	919,579	3,595,645
Deferred income taxes	5,219,021	1,682,597
Goodwill	941,586	941,586
Securities lending collateral	13,357,497	60,785,148
Total assets	$ 1,168,613,552	$ 1,202,713,142

	March 31,	December 31,
	2008	2007
LIABILITIES
Balances resulting from related party transactions with
Employers Mutual:
Losses and settlement expenses	$ 551,416,853	$ 551,602,006
Unearned premiums	154,145,797	158,156,683
Other policyholders' funds	7,443,590	8,273,187
Surplus notes payable	25,000,000	25,000,000
Indebtedness to related party	12,226,843	5,918,396
Employee retirement plans	11,182,414	10,518,351
Other liabilities	35,660,024	22,107,379

Securities lending obligation	13,357,497	60,785,148
Total liabilities	810,433,018	842,361,150

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000
shares; issued and outstanding, 13,739,568
shares in 2008 and 13,777,880 shares in 2007	13,739,568	13,777,880
Additional paid-in capital	106,954,173	108,030,228
Accumulated other comprehensive income	36,371,225	42,961,904
Retained earnings	201,115,568	195,581,980
Total stockholders' equity	358,180,534	360,351,992
Total liabilities and stockholders' equity	$ 1,168,613,552	$ 1,202,713,142

The Company had total cash and invested assets with a carrying value of $1.0 billion as of March 31, 2008 and December 31, 2007. The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	March 31, 2008
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$ 626	$ 685	0.1%	$ 626
Fixed maturity securities available-for-sale	769,808	787,931	75.1%	787,931
Equity securities available-for-sale	94,194	126,608	12.1%	126,608
Cash	34	34	-	34
Short-term investments	133,974	133,974	12.7%	133,974
Other long-term investments	93	93	-	93
	$ 998,729	$ 1,049,325	100.0%	$ 1,049,266

	December 31, 2007
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$ 637	$ 689	0.1%	$ 637
Fixed maturity securities available-for-sale	825,328	844,248	81.4%	844,248
Equity securities available-for-sale	97,847	139,428	13.4%	139,428
Cash	263	263	-	263
Short-term investments	53,295	53,295	5.1%	53,295
Other long-term investments	102	102	-	102
	$ 977,472	$ 1,038,025	100.0%	$ 1,037,973

The amortized cost and estimated fair value of securities held-to-maturity and available-for-sale as of March 31, 2008 are as follows:

Held-to-Maturity
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
Mortgage-backed securities	$ 626	$ 59	$ -	$ 685
Total securities held-to-maturity	$ 626	$ 59	$ -	$ 685

	Available-for-Sale
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
U.S. treasury securities	$ 4,725	$ 429	$ -	5,154
U.S. government-sponsored agencies	321,390	6,708	-	328,098
Obligations of states and political subdivisions	298,247	7,587	1,350	304,484
Mortgage-backed securities	16,667	586	16	17,237
Public utility securities	6,003	409	-	6,412
Debt securities issued by foreign governments	6,718	158	-	6,876
Corporate securities	116,058	4,109	497	119,670
Total fixed maturity securities	769,808	19,986	1,863	787,931

Common stocks	70,194	36,962	1,645	105,511
Non-redeemable preferred stocks	24,000	-	2,903	21,097
Total equity securities	94,194	36,962	4,548	126,608
Total securities available-for-sale	$ 864,002	$ 56,948	$ 6,411	$ 914,539

NET WRITTEN PREMIUMS

	Three Months Ended
	March 31, 2008
		Percent of
		Increase/
	Percent of	(Decrease) in
	Net Written	Net Written
	Premiums	Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	18.6%	(4.0)%
Liability	18.5%	(4.3)%
Property	15.5%	1.3%
Workers' Compensation	16.1%	4.7%
Other	2.1%	(0.1)%
Total Commercial Lines	70.8%	(1.0)%

Personal Lines:
Automobile	6.3%	(2.0)%
Property	4.4%	(0.7)%
Liability	0.2%	(4.7)%
Total Personal Lines	10.9%	(1.5)%
Total Property and Casualty Insurance	81.7%	(1.0)%

Reinsurance	18.3%	12.9%
Total	100.0%	1.3%